Exhibit 10.1

FORM OF SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of November 16, 2016, is by and among DryShips Inc., a company incorporated under the laws of the Republic of the Marshall Islands, with headquarters located at 109 Kifisias Avenue and Sina Street, GR 151 24, Amaroussion, Greece (the "Company"), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").
RECITALS
A. The Company and each Buyer desire to enter into this transaction for the Company to sell and the Buyers to purchase (i) the Common Shares (as defined below), (ii) the Preferred Shares (as defined below), (iv) the Warrants (as defined below), (v) the Warrant Shares (as defined below) and (vi) Preferred Warrants (as defined below) pursuant to a currently effective shelf registration statement on Form F-3, which has at least $100,000,000 of unallocated securities, including Common Stock (as defined below), Preferred Stock (as defined below) and warrants to purchase Common Stock registered thereunder (Registration Number 333-202821) (the "Registration Statement"), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the "1933 Act"), by the United States Securities and Exchange Commission (the "SEC").
B. The Company has authorized (a) a new series of convertible Preferred Stock of the Company designated as Series E-1 Convertible Preferred Stock, $0.01 par value, the terms of which are set forth in the statement of designation for such series of Preferred Stock (the "Series E-1 Statement of Designations") in the form attached hereto as Exhibit A-1 (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the "Series E-1 Preferred Stock"), which Series E-1 Preferred Stock shall be convertible into shares of Common Stock (such shares of Common Stock issuable pursuant to the terms of the Series E-1 Statement of Designations, including, without limitation, upon conversion or otherwise, collectively, the "Series E-1 Conversion Shares"), in accordance with the terms of the Series E-1 Statement of Designations and (b) a new series of convertible Preferred Stock of the Company designated as Series E-2 Convertible Preferred Stock, $0.01 par value, the terms of which are set forth in the statement of designation for such series of Preferred Stock (the "Series E-2 Statement of Designations", and together with the Series E-1 Statement of Designations, each a "Statement of Designations") in the form attached hereto as Exhibit A-2 (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the "Series E-2 Preferred Stock", and together with the Series E-1 Preferred Stock, the "Series E Preferred Stock"), which Series E-2 Preferred Stock shall be convertible into shares of Common Stock (such shares of Common Stock issuable pursuant to the terms of the Series E-2 Statement of Designations, including, without limitation, upon conversion or otherwise, collectively, the "Series E-2 Conversion Shares", and together with the Series E-1 Conversion Shares, the "Conversion Shares"), in accordance with the terms of the Series E-2 Statement of Designations.

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) such aggregate number of shares of Common Stock as set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers shall be 100 shares of Common Stock and shall collectively be referred to herein as the "Common Shares"), (ii) such aggregate number of Preferred Shares set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (which aggregate amount for all Buyers shall be 20,000 shares of Series E-1 Preferred Stock and shall collectively be referred to herein as the "Initial Preferred Shares"), (iii) a warrant to initially acquire up to such aggregate number of shares of Series E-1 Preferred Stock as set forth opposite such Buyer's name in column (5) on the Schedule of Buyers, as evidenced by a certificate in the form attached hereto as Exhibit B-1 (the "Series E-1 Preferred Warrants") (as exercised, collectively, the "Warrant E-1 Preferred Shares"), (iv) a warrant to initially acquire up to such aggregate number of shares of Series E-2 Preferred Stock as set forth opposite such Buyer's name in column (6) on the Schedule of Buyers, as evidenced by a certificate in the form attached hereto as Exhibit B-2 (the "Series E-2 Preferred Warrants", and together with the Series E-1 Preferred Warrants, the "Preferred Warrants") (as exercised, collectively, the "Warrant E-2 Preferred Shares" and together with the Warrant E-1 Preferred Shares, the "Warrant Preferred Shares", and together with the Initial Preferred Shares, the "Preferred Shares"), (v) a warrant to initially acquire up to that aggregate number of shares of Common Stock set forth opposite such Buyer's name in column (2) on the Schedule of Common Warrants, substantially in the form attached hereto as Exhibit C-1 (the "Series F-1 Warrants") (as exercised, collectively, the "Series F-1 Warrant Shares"), (vi) a warrant to initially acquire up to that aggregate number of shares of Common Stock set forth opposite such Buyer's name in column (3) on the Schedule of Common Warrants, substantially in the form attached hereto as Exhibit C-2 (the "Series F-2 Warrants", and together with the Series F-1 Warrants, the "Warrants") (as exercised, collectively, the "Series F-2 Warrant Shares", and together with the Series F-1 Warrant Shares, the "Warrant Shares").
D. The Common Shares, the Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares and the Preferred Warrants are collectively referred to herein as the "Securities".
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:
1.	PURCHASE AND SALE OF COMMON SHARES, INITIAL PREFERRED SHARES, PREFERRED WARRANTS AND WARRANTS.
(a) Purchase of Common Shares, Initial Preferred Shares, Warrants and Preferred Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) (i) such aggregate number of Common Shares as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers, (ii) such aggregate number of Initial Preferred Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers, (iii) a Series E-1 Preferred Warrant to initially acquire up to that aggregate number of Warrant E-1 Preferred Shares as is set forth opposite such Buyer's name in column (5) on the Schedule of Buyers, (iv) a Series E-2 Preferred Warrant to initially acquire up to that aggregate number of Warrant E-2 Preferred Shares as is set forth opposite such Buyer's name in column (6) on the Schedule of Buyers, (v) a Series F-1 Warrant pursuant to which such Buyer shall have the right to initially acquire up to such aggregate number of Series F-1 Warrant Shares as is set forth opposite such Buyer's name in column (2) on the Schedule of Common Warrants, and (vi) a Series F-2 Warrant pursuant to which such Buyer shall have the right to initially acquire up to such aggregate number of Series F-2 Warrant Shares as is set forth opposite such Buyer's name in column (3) on the Schedule of Common Warrants.

(b) Closing. The closing (the "Closing") of the purchase of the Common Shares, Initial Preferred Shares, the Warrants and the Preferred Warrants by the Buyers shall occur at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York time, on Monday, November 21, 2016, subject to the satisfaction or waiver of the conditions to the Closing set forth in Sections 6 and 7 below (or such other date as is mutually agreed to by the Company and each Buyer).  As used herein "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.
(c) Purchase Price. The aggregate purchase price for the Common Shares, Initial Preferred Shares, the Warrants and the Preferred Warrants to be purchased by each Buyer (the "Purchase Price") shall be the amount set forth opposite such Buyer's name in column (7) on the Schedule of Buyers.
(d) Form of Payment; Deliveries. On the Closing Date, (i) each Buyer shall pay its respective Purchase Price to the Company for the Common Shares, Initial Preferred Shares, the Warrants and the Preferred Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Flow of Funds Letter (as defined below) (less, in the case of the lead Buyer, the amounts withheld pursuant to Section 4(j), if any) and, subject to receiving such payment, (ii) the Company shall (A) cause American Stock Transfer & Trust Company LLC (together with any subsequent transfer agent, the "Transfer Agent") through the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, to credit such aggregate number of Common Shares that each Buyer is purchasing as is set forth opposite such Buyer's name in column (3) of the Schedule of Buyers to such Buyer's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, (B) deliver to each Buyer (I) evidence, reasonably satisfactory to such Buyer, that a book-entry representing the issuance of such aggregate number of Initial Preferred Shares as is set forth opposite such Buyer's name in column (4) of the Schedule of Buyers has been established on the books and records of the Company at the Transfer Agent, (II) a Series E-1 Preferred Warrant pursuant to which such Buyer shall have the right to initially acquire up to such aggregate number of Warrant E-1 Preferred Shares as is set forth opposite such Buyer's name in column (5) of the Schedule of Buyers, (III) a Series E-2 Preferred Warrant pursuant to which such Buyer shall have the right to initially acquire up to such aggregate number of Warrant E-2 Preferred Shares as is set forth opposite such Buyer's name in column (6) of the Schedule of Buyers, (IV) a Series F-1 Warrant pursuant to which such Buyer shall have the right to initially acquire up to such aggregate number of Series F-1 Warrant Shares as is set forth opposite such Buyer's name in column (2) on the Schedule of Common Warrants, and (V) a Series F-2 Warrant pursuant to which such Buyer shall have the right to initially acquire up to such aggregate number of Series F-2 Warrant Shares as is set forth opposite such Buyer's name in column (3) on the Schedule of Common Warrants, in each case, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(f) Consent, Waiver and Amendment.  Each Buyer  (and each of its affiliates) that owns Series C Convertible Preferred Stock of the Company, severally, (i) consents to the establishment of the class of Series E Preferred Stock, which shall rank pari passu with the class of Series C Convertible Preferred Stock of the Company, (ii) waives any term or condition of any Transaction Document (as defined in the Statement of Designations for the Series C Convertible Preferred Stock) that would otherwise prohibit the offering of Securities and any Excluded Securities hereunder, (iii) waives any adjustment to the Conversion Price (as defined in the Statement of Designations for the Series C Convertible Preferred Stock) as a result of the issuances of any of the Securities hereunder, and (iv) waives any Equity Conditions Failure or Triggering Event (each as defined in the Statement of Designations for the Series C Convertible Preferred Stock) through the date of this Agreement described on Schedule 1(f) attached hereto.
2.	BUYER'S REPRESENTATIONS AND WARRANTIES.
Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Closing Date:
(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.
(b) Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.
(c) No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(d) Receipt of Prospectus Supplement.  The Buyer acknowledges receipt of the Prospectus Supplement (as defined below). The Buyer acknowledges that it has had an opportunity to review the Prospectus Supplement prior to committing to purchase any of the Securities.
(e) Certain Trading Activities.  The Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company's securities) during the period commencing as of the time that the Buyer first contacted the Company or the Company's agents regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by such Buyer. "Short Sales" means all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act (as defined below). The Buyer is aware that Short Sales and other hedging activities may be subject to applicable federal and state securities laws, rules and regulations and the Buyer acknowledges that the responsibility of compliance with any such federal or state securities laws, rules and regulations is solely the responsibility of the Buyer.
(f) No Group.  The Buyer is not part of a "group" for purposes of the 1934 Act.
3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:
(a) Organization and Qualification. The Company and each of its Subsidiaries are entities duly formed, validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below).  As used in this Agreement, "Material Adverse Effect" means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiary, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into by the Company in connection herewith or therewith or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents (as defined below).  Other than the Persons (as defined below) set forth on Schedule 3(a) the Company has no Subsidiaries. "Subsidiaries" means any Person in which the Company, directly or indirectly, owns a majority of the outstanding capital stock having voting power or holds a majority of the equity or similar interest of such Person, and each of the foregoing, is individually referred to herein as a "Subsidiary".

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares, the issuance of the Preferred Shares, the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Preferred Shares, the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants, the issuance of the Preferred Warrants and the reservation for issuance and issuance of the Warrant Preferred Shares issuable upon exercise of the Preferred Warrants) have been duly authorized by the Company's board of directors and (other than the filing with the SEC of the prospectus supplement related to the Securities required by Rule 424(b) under the 1933 Act (the "Prospectus Supplement") supplementing the base prospectus forming part of the Registration Statement (such base prospectus as so supplemented, the "Prospectus"), any other filings as may be required by any state securities agencies and any filing required by the Nasdaq Capital Market (the "Principal Market")) no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governmental body. This Agreement has been, and the other Transaction Documents to which the Company is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.  The Series E-1 Statement of Designations in the form attached hereto as Exhibit A-1 has been filed with the Registrar of Corporations for the Republic of the Marshall Islands and is in full force and effect, enforceable against the Company in accordance with its terms and has not been amended.  The Series E-2 Statement of Designations in the form attached hereto as Exhibit A-2 has been filed with the Registrar of Corporations for the Republic of the Marshall Islands and is in full force and effect, enforceable against the Company in accordance with its terms and has not been amended.  "Transaction Documents" means, collectively, this Agreement, the Series E-1 Statement of Designations, the Series E-2 Statement of Designations, the Warrants, the Common Shares, the Preferred Shares, the Preferred Warrants, the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into by the Company or delivered by the Company in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities; Registration Statement. The issuance of the Common Shares, the Preferred Shares, the Warrants and the Preferred Warrants are duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents the Common Shares and the Preferred Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively "Liens") with respect to the issuance thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than (i) 200% of the maximum number of shares of Common Stock issuable upon conversion of all the Initial Preferred Shares or issuable pursuant to the terms of the Preferred Warrants then outstanding (assuming for purposes hereof that (x) such Preferred Shares are convertible at the initial Conversion Price (as defined in the applicable Statement of Designations), (y) dividends on the Preferred Shares shall accrue through the first anniversary of the Closing Date and will be converted in shares of Common Stock at a dividend conversion price equal to the Alternate Conversion Price (as defined in the applicable Statement of Designations) in effect as of the date hereof) and (z) any such conversion shall not take into account any limitations on the conversion of the Preferred Shares set forth in the applicable Statement of Designations) (ii) 200% of the maximum number of Warrant Shares initially issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein) and (iii) 100% of the maximum number of Warrant Preferred Shares issuable upon exercise of the Preferred Warrants.  Upon issuance or conversion in accordance with the applicable Statement of Designations or exercise in accordance with the Warrants or the Preferred Warrants (as the case may be), the Conversion Shares, the Warrant Shares and the Warrant Preferred Shares, respectively, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  The issuance by the Company of the Securities has been registered under the 1933 Act, the Securities are being issued pursuant to the Registration Statement and all of the Securities when acquired will be freely transferable under the 1933 Act.  The Registration Statement is effective and available for the issuance of the Securities thereunder and the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The "Plan of Distribution" section under the Registration Statement permits the issuance and sale of the Securities hereunder and as contemplated by the other Transaction Documents. Upon receipt of the Securities, each of the Buyers will acquire the Securities free of any adverse claim. When filed, the Registration Statement and any prospectus included therein, including the Prospectus and the Prospectus Supplement, complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the SEC promulgated thereunder and all other applicable laws and regulations, and the documents incorporated therein complied in all material respects with the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations of the SEC promulgated thereunder and all other applicable laws and regulations. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the 1933 Act, the Registration Statement and any amendments thereto complied in all material respects with the requirements of the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments or supplements thereto (including, without limitation the Prospectus Supplement), at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, complied, and will comply, in all material respects with the requirements of the 1933 Act and did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company meets all of the requirements for the use of Form F-3 under the 1933 Act for the offering and sale of the Securities contemplated by this Agreement and the other Transaction Documents, and the SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) under the 1933 Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) relating to any of the Securities, the Company was not and is not an "Ineligible Issuer" (as defined in Rule 405 under the 1933 Act). The Company (i) has not distributed any offering material in connection with the offer or sale of any of the Securities and (ii) until no Buyer holds any of the Securities, shall not distribute any offering material in connection with the offer or sale of any of the Securities to, or by, any of the Buyers (if required), in each case, other than the Registration Statement, the Prospectus or the Prospectus Supplement.  The offering of the Securities has been registered with the SEC on Form F-3 under the 1933 Act, and the Securities are being offered pursuant to Rule 415 promulgated under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares, the Preferred Shares, the Warrants, the Preferred Warrants, the Conversion Shares and the Warrant Preferred Shares and the reservation for issuance of the Conversion Shares, the Warrant Shares and the Warrant Preferred Shares) will not (i) result in a violation of the Articles of Incorporation (as defined below) (including, without limitation, any statement of designation contained therein), Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) except as disclosed on Schedule 3(d) attached hereto, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations, the securities laws of the jurisdictions of the Company's incorporation or in which it or its subsidiaries operate and the rules and regulations of the Principal Market and including all applicable laws, rules and regulations of the Republic of the Marshall Islands and Greece) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of (ii) and (iii) for any conflict, default, right or violation that would not reasonably be expected to result in a Material Adverse Effect.
(e) Consents.  The Company is not required to obtain any material consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of the Prospectus Supplement, any other filings as may be required by any state securities agencies and any filings as may be required by the Principal Market), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof; provided, however, that the foregoing shall not apply to the agreements disclosed on Schedule 3(d) hereto. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents (except with respect to the agreements set forth on Schedule 3(d) hereto, to which this sentence shall not apply). Except as disclosed on Schedule 3(e), the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.  The Company has notified the Principal Market of the issuance of all of the Securities hereunder, which does not require obtaining the approval of the stockholders of the Company or any other Person or Governmental Entity (other than the filing with the SEC of the Prospectus Supplement and any other filings as may be required by any state securities agencies) and the Principal Market has completed its review of the related Listing of Additional Shares form.  "Governmental Entity" means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) to its knowledge, an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, "Rule 144")) of the Company or any of its Subsidiaries or (iii) to its knowledge, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.
(g) Financial Advisory Agent's Fees. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees payable to any financial advisor engaged by the Company (collectively, the "Financial Advisor") in connection with the sale of the Securities.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any claim by the Financial Advisor for such fees.  The Company acknowledges that it has engaged the Financial Advisor in connection with the sale of the Securities.  Other than the Financial Advisor, neither the Company nor any of its Subsidiaries has engaged any placement agent, financial advisor or other agent in connection with the offer or sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.
(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares and Warrant Shares will increase in certain circumstances. The Company further acknowledges its obligation to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the applicable Statement of Designations and Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.
(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Articles of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities.
(k) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, together with the Prospectus, being hereinafter referred to as the "SEC Documents"). The Company has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise.  No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents (including, without limitation, information in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.  The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the "Financial Statements"), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC.  The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(l) Absence of Certain Changes. Except as set forth on Schedule 3(l), as disclosed in the SEC Documents and as may arise as a result of the Company not obtaining applicable waivers or consents, if any, under the agreements set forth on Schedule 3(d) hereto in connection with the issuance of the Securities, since the date of the Company's most recent audited financial statements contained in a Form 20-F, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Except as set forth on Schedule 3(l) and as disclosed in the SEC Documents, since the date of the Company's most recent audited financial statements contained in a Form 20-F, neither the Company nor any of its Subsidiaries has (i) declared or paid any cash dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.
(m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur specific to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that has not been publicly disclosed and (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form F-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which, (ii) would reasonably be expected to have a material adverse effect on any Buyer's investment hereunder or (iii) would reasonably be expected to have a Material Adverse Effect.  For the avoidance of doubt, this section shall not relate to any event, liability, development or circumstance that affects others companies in the shipping industry.
(n) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term under its Articles of Incorporation, any statement of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Articles of Incorporation or certificate of incorporation or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for violations which would not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, except as disclosed on Schedule 3(n), the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  Except as disclosed in the SEC Documents, during the one year prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.  The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate,  a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.  There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(o) Foreign Corrupt Practices.  Neither the Company, any of its Subsidiaries nor any director, officer, agent, employee, nor any other person acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a "Company Affiliate") have violated the U.S. Foreign Corrupt Practices Act (the "FCPA") or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a "Government Official") or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose, in violation of applicable law, of:
       (i)          (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or
       (ii)          assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.
(p) Sarbanes-Oxley Act. Except as disclosed in the SEC Documents, the Company and each Subsidiary is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and all applicable rules and regulations promulgated by the SEC thereunder.
(q) Transactions With Affiliates. Except as disclosed in the SEC Documents, no current or former employee, partner, director, officer or stockholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has been within the past year, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries.  Except as disclosed in the SEC Documents, no employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

(r) Equity Capitalization.
(i)	Definitions:
       (A) "Common Stock" means (x) the Company's shares of common stock, $0.01 par value per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.
       (B) "Preferred Stock" means (x) the Company's blank check preferred stock, $0.01 par value per share, the terms of which may be or have been designated by the board of directors of the Company in a statement of designations and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such statement of designations).
(ii)  Authorized and Outstanding Capital Stock.  As of the date hereof, the authorized capital stock of the Company consists of (A) 1,000,000,000 shares of Common Stock, of which, 1,137,712 are issued and outstanding and additional shares are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Common Shares, the Warrant Shares and the Conversion Shares) exercisable or exchangeable for, or convertible into, shares of Common Stock as disclosed on Schedule 3(r)(iii) and (B) 500,000,000 shares of Preferred Stock, 2,187 shares of which are issued and outstanding and are designated as Series C Convertible Preferred Stock, and 233,333 shares of which are issued and outstanding and are designated as Series D Preferred Stock. 24,078 shares of Common Stock are held in the treasury of the Company.
(iii) Valid Issuance; Available Shares; Affiliates.  All of such outstanding shares are duly authorized and have been "validly issued and are fully paid and nonassessable.  Schedule 3(r)(iii) sets forth the number of shares of Common Stock that are (A) reserved for issuance pursuant to Convertible Securities (as defined below) (other than with respect to the Company's Series C Convertible Preferred Stock, the Preferred Shares, the Warrants and the Preferred Warrants) and (B) that are, as of the date hereof, owned by Persons who are "affiliates" (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company's issued and outstanding Common Stock are "affiliates" without conceding that any such Persons are "affiliates" for purposes of federal securities laws) of the Company or any of its Subsidiaries.  Except as disclosed in the SEC Documents, to the Company's knowledge, no Person owns 10% or more of the Company's issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities (as defined below), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including "blockers") contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

(iv) Existing Securities; Obligations.  Except as disclosed in the SEC Documents or with respect to the Company's Series C Convertible Preferred Stock: (A) none of the Company's or any Subsidiary's shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (G) neither the Company nor any Subsidiary has any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.
(v) Organizational Documents.  The Company has furnished to the Buyers or filed on EDGAR true, correct and complete copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto.
(s) Indebtedness and Other Contracts. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries, (i) has any outstanding material debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, or (ii) is a party to any material contract required to be filed on Form 20-F under the 1934 Act. Neither the Company nor any of its Subsidiaries have any material liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  For purposes of this Agreement:  (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

(t) Litigation.  Except as disclosed in the SEC Documents, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which would reasonably be expected to result in a Material Adverse Effect.  After reasonable inquiry of its employees, the Company is not aware of any event which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding.  No director, officer or employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation.  Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries.  Neither the Company nor any of its Subsidiaries is the subject of any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that would reasonably be expected to result in a Material Adverse Effect.
(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
(v) Employee Relations.  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary in writing that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(w) Title.
    (i)              Real Property.  Each of the Company and its Subsidiaries holds good title to all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries (the "Real Property"). The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.  Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

     (ii)             Fixtures and Equipment.  Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the "Fixtures and Equipment"). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company's and/or its Subsidiaries' businesses (as applicable) in the manner as conducted prior to the Closing. Each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except (a) for Liens for current taxes not yet due, (b) for zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (c) as disclosed in the SEC Documents.
(x) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted.  The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights.  Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.
(y) Environmental Laws. Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries (A) are in compliance with all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval.  The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

     (ii)             No Hazardous Materials:
       (A) have been disposed of or otherwise released into any Real Property in violation of any Environmental Laws; or
      (B) are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws.  No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a material adverse effect on the business of the Company or any of its Subsidiaries.
    (iii)           Neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located any Hazardous Materials on any Real Property, including, without limitation, such substances as asbestos and polychlorinated biphenyls.
    (iv)            None of the Real Properties are on any federal or state "Superfund" list or Liability Information System ("CERCLIS") list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.
(z) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.
(aa) Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

(bb) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.
(cc) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.
(dd) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an "investment company," an affiliate of an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of  1940, as amended.
(ee) Acknowledgement Regarding Buyers' Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or "derivative" securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock which was established prior to such Buyer's knowledge of the transactions contemplated by the Transaction Documents; and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm's length counterparty in any "derivative" transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Warrant Preferred Shares or Conversion Shares, as applicable, deliverable with respect to the Securities are being determined and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Series E-1 Statement of Designations, the Series E-2 Statement of Designations, the Warrants, the Preferred Warrants or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(ff) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Financial Advisor), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.
(gg) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon any Buyer's request.
(hh) Registration Eligibility.  The Company is eligible to register the issuance of the Securities by the Company using Form F-3 promulgated under the 1933 Act.
(ii) Transfer Taxes.  On the Closing Date, all stock transfer or other similar taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.
(jj) Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve").  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.
(kk) Shell Company Status.  The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).
(ll) Illegal or Unauthorized Payments; Political Contributions.  Neither the Company nor any of its Subsidiaries nor, to the best of the Company's knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(mm)            Money Laundering.   The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism" (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.
(nn) Stock Option Plans.  Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option was granted.  No stock option granted under the Company's stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.
(oo) No Disagreements with Accountants and Lawyers.  There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents.  In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC.  Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.
(pp) No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.
(qq) Public Utility Holding Act None of the Company nor any of its Subsidiaries is a "holding company," or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Act of 2005.
(rr) Federal Power Act.  None of the Company nor any of its Subsidiaries is subject to regulation as a "public utility" under the Federal Power Act, as amended.
(ss) Registration Rights.  No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement or the issuance of the Securities hereunder that could expose the Company to material liability or any Buyer to any liability or that could impair the Company's ability to consummate the issuance and sale of the Securities in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the date hereof.

(tt) Reporting Status.  At the time the Registration Statement was declared effective by the SEC, and as of a date no earlier than 60 days prior to (x) the date hereof and (y) the Closing Date, the Company has a 1934 Act reporting history in excess of 36 months.
(uu) Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries, taken as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to each Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed.  All financial projections and forecasts that have been prepared by or on behalf of the Company or any of its Subsidiaries and made available to the Buyers have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to each Buyer, the Company's best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ from the projected or forecasted results).  The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2
4.	COVENANTS.
(a) Reasonable Best Efforts.  Each Buyer shall use its reasonable best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its reasonable best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b) Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses.
    (i)              Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses.  Except as provided in this Agreement and other than periodic reports required to be filed pursuant to the 1934 Act, the Company shall not file with the SEC any amendment to the Registration Statement that relates to the Buyer, this Agreement or the transactions contemplated hereby or thereby or file with the SEC any Prospectus Supplement that relates to the Buyer, this Agreement or the transactions contemplated hereby or thereby with respect to which (a) the Buyer shall not previously have been advised, (b) the Company shall not have given due consideration to any comments thereon received from the Buyer or its counsel, or (c) the Buyer shall reasonably object after being so advised, unless the Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the 1933 Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than 24 hours) so inform the Buyer, the Buyer shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Buyer and the Company shall expeditiously furnish to the Buyer an electronic copy thereof.
(ii) The Company has not made, and agrees that unless it obtains the prior written consent of the Buyer it will not make, an offer relating to the Securities that would constitute an "issuer free writing prospectus" as defined in Rule 433 promulgated under the 1933 Act (an "Issuer Free Writing Prospectus") or that would otherwise constitute a "free writing prospectus" as defined in Rule 405 promulgated under the 1933 Act (a "Free Writing Prospectus") required to be filed by the Company or the Buyer with the SEC or retained by the Company or the Buyer under Rule 433 under the 1933 Act.  The Buyer has not made, and agrees that unless it obtains the prior written consent of the Company it will not make, an offer relating to the Securities that would constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the 1933 Act.  Any such Issuer Free Writing Prospectus or other Free Writing Prospectus consented to by the Buyer or the Company is referred to in this Agreement as a "Permitted Free Writing Prospectus."  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.
(c) Prospectus Delivery.  Immediately prior to execution of this Agreement, the Company shall have delivered to the Buyer, and as soon as practicable after execution of this Agreement the Company shall file, a Prospectus Supplement with respect to the Securities to be issued on the Closing Date, as required under, and in conformity with, the 1933 Act, including Rule 424(b) thereunder.  The Company shall provide the Buyer a reasonable opportunity to comment on a draft of the Prospectus Supplement and any Issuer Free Writing Prospectus, shall give due consideration to all such comments and, subject to the provisions of Section 4(b) hereof, shall deliver or make available to the Buyer, without charge, an electronic copy of each form of Prospectus Supplement, together with the Prospectus, and any Permitted Free Writing Prospectus on the Closing Date.

(d) Stop Orders.  The Company shall advise the Buyer promptly (but in no event later than 24 hours) and shall confirm such advice in writing: (i) of the Company's receipt of notice of any request by the SEC for amendment of or a supplement to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or for any additional information related to the Registration Statement, the Prospectus or the Securities; (ii) of the Company's receipt of any written notice of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; (iii) of the Company becoming aware that the Registration Statements contains untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus and any amendments or supplements thereto (including, without limitation the Prospectus Supplement) contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iv) if at any time following the date hereof the Registration Statement is not effective or is not otherwise available for the issuance of the Securities or any Prospectus contained therein is not available for use for any other reason. Thereafter, the Company shall promptly notify such holders when the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and/or any amendment or supplement thereto, as applicable, is effective and available for the issuance of the Securities.  If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, the Company shall use reasonable best efforts to obtain the withdrawal of such order as soon as practicable.
(e) Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable "Blue Sky" laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.
(f) Reporting Status. Until the date on which the Buyers shall have sold all of the Underlying Securities (as defined below) (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(g) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes and may use some or all of the proceeds to repay indebtedness under one or more of the Company's existing credit facilities described under "Item 5. Operating and Financial Review and Prospects – B. Liquidity and Capital Resources – Existing Credit Facilities / Term Loans" in the Company's Form 20-F for the year ended December 31, 2015 or the Company's Secured Revolving Facility Agreement with Sifnos Shareholders Inc., although as of the date hereof the Company has no agreements to do so, but the Company will not, directly or indirectly, use some or all of the proceeds for (i) except as set forth on Schedule 4(d) or in this Section 4(g), the satisfaction of any indebtedness of the Company or any of its Subsidiaries or (ii) the redemption or repurchase of any securities of the Company or any of its Subsidiaries (other than the Company's Series D Preferred Shares).
(h) Financial Information. The Company agrees to send the following to each holder of Preferred Shares, Warrants or Preferred Warrants, as applicable, (each, an "Investor") during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 20-F, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, any Report of Foreign Issuer on Form 6-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.
(i) Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Underlying Securities from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock's listing or authorization for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an "Eligible Market"). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(i).  "Underlying Securities" means the (i) the Common Shares, (ii) the Conversion Shares, (iii) the Warrant Shares and (iv) any common stock of the Company issued or issuable with respect to the Common Shares, the Preferred Shares, the Warrants, the Warrant Shares or the Conversion Shares, respectively, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and shares of capital stock of a Successor Entity (as defined in each Statement of Designations) into which the shares of Common Stock are converted or exchanged, in each case, without regard to any limitations on conversion of the Preferred Shares or exercise of the Warrants, respectively.

(j) Fees. The Company shall reimburse the lead Buyer for all costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all reasonable legal fees of outside counsel and disbursements of Kelley Drye & Warren, LLP, counsel to the lead Buyer, any other reasonable fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (the "Transaction Expenses") and shall be withheld by the lead Buyer from its Purchase Price at the Closing, provided the aggregate amount of Transaction Expenses shall not to exceed $20,000. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, transfer agent fees, DTC fees or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby (including, without limitation, any fees or commissions payable to the Financial Advisor, who is the Company's sole placement agent in connection with the transactions contemplated by this Agreement). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses of the Company's counsel) arising in connection with any claim relating to any such payment described in the prior sentence.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.
(k) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.
(l) Disclosure of Transactions and Other Material Information.
    (i) Disclosure of Transaction.  The Company shall, on or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, issue a press release (the "Press Release") reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents.  On or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Report of Foreign Issuer on Form 6-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the Press Release and all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Series F-1 Warrant, the form of Series F-2 Warrant, the form of the Series E-1 Preferred Warrant, the form of Series E-2 Preferred Warrant, the form of Series E-1 Statement of Designations and the form of Series E-2 Statement of Designations) (including all attachments, the "6-K Filing").  From and after the filing of the 6-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  In addition, effective upon the filing of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate.

    (ii)             Limitations on Disclosure.  The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer (which may be granted or withheld in such Buyer's sole discretion).  In the event of a breach of the foregoing covenant, Section 4(q) of this Agreement, or any of the covenants or agreements contained in any other Transaction Document, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), the Buyer may deliver written notice to the Company of such material, non-public information or breach.  To the extent the Company has not disclosed such material, non-public information or breach on or prior to the second (2nd) Business Day after receipt of such notice, then, in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  No Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents, for any such disclosure.  To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer's consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information.  Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make the Press Release and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 6-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer's sole discretion), the Company shall not (and shall cause each of its Subsidiaries to not) disclose the name of such Buyer in any filing (other than the Prospectus Supplement and the 6-K Filing), announcement, release (other than the Press Release) or otherwise.  Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

(m) Additional Issuance of Securities.  So long as any Buyer beneficially owns any Securities, the Company will not, without the prior written consent of the Required Holders (as defined below), issue any Preferred Shares (in each case, other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under either Statement of Designations.  The Company agrees that for the period commencing on the date hereof and ending on the date immediately following, the 90th calendar day after the Closing Date (as applicable, the "Restricted Period"), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any "equity security" (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities (as defined below), any debt, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a "Subsequent Placement"). Notwithstanding the foregoing, this Section 4(m) shall not apply in respect of the issuance, offer, sale, grant of any option or right to purchase or other disposition of (i) shares of Common Stock or standard options or restricted stock units to purchase Common Stock issued to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of, or in connection with dividends payable with respect to, Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered (other than in accordance with the terms thereof in effect as of the date hereof, which may include antidilution adjustments pursuant to the terms thereof in effect as of the date hereof) from the conversion price in effect as of the date hereof (whether pursuant to the terms of such Convertible Securities or otherwise), none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) the Common Shares, (iv) the Warrant Shares, (v) Conversion Shares, which include, for the avoidance of doubt, dividends of Common Stock payable pursuant to each Statement of Designations with respect to the Preferred Shares, (vi) the Warrant Preferred Shares, (vii) the shares of Common Stock issued pursuant to any equity line agreement, by and between the Company and [•] (or any affiliate thereof), (viii) shares of Common Stock or Preferred Stock in connection with conversions related to the Secured Revolving Facility Agreement between the Company and Sifnos Shareholders Inc., and (ix) shares of Common Stock in connection with refinancing the Company's Permitted Indebtedness (as defined in each Statement of Designations); provided, however, that any transferee of shares of Common Stock or Preferred Stock issued in connection with clause (viii) above and/or this clause (ix), as applicable, enters into a lockup agreement, in form and substance reasonably satisfactory to the Buyers, restricting any direct or indirect sale, pledge or transfer (or economically comparable transaction, in the reasonable judgment of the Buyers) of such shares of Common Stock or Preferred Stock during the period commencing from the date of the Company's issuance of such shares of Common Stock or Preferred Stock until the 90th calendar day after such issuance date (each of the foregoing in clauses (i) through (ix), collectively the "Excluded Securities").  "Approved Stock Plan" means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such. "Convertible Securities" means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(n) Reservation of Shares. So long as any of the Preferred Shares, Warrants or Preferred Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the sum of (i) 200% of the maximum number of shares of Common Stock issuable upon conversion of all the Preferred Shares then outstanding or issuable pursuant to the terms of the Preferred Warrants then outstanding (assuming for purposes hereof that (x) the Preferred Shares are convertible at the Conversion Price then in effect, (y) dividends on the Preferred Shares shall accrue through the first anniversary of the Closing Date and will be converted in shares of Common Stock at an interest conversion price equal to the Alternate Conversion Price then in effect as of the applicable date of determination and (z) any such conversion shall not take into account any limitations on the conversion of the Preferred Shares set forth in the applicable Statement of Designations), (ii) 200% of the maximum number of Warrant Shares issuable upon exercise of all the Warrants then outstanding (without regard to any limitations on the exercise of the Warrants set forth therein) and (iii) 100% of the maximum number of Warrant Preferred Shares issuable upon exercise of all the Preferred Warrants then outstanding (collectively, the "Required Reserve Amount"); provided that at no time shall the number of shares of Common Stock or Preferred Shares reserved pursuant to this Section 4(n) be reduced other than proportionally in connection with any conversion, exercise and/or redemption, or reverse stock split, as applicable of Preferred Shares, Warrants, Preferred Warrants and shares of Common Stock, respectively.  If at any time the number of shares of Common Stock or Preferred Shares authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, and obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.
(o) Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.
(p) Variable Securities.  So long as any Preferred Shares remain outstanding, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction. "Variable Rate Transaction" means a transaction, other than a transaction involving the Securities or any shares of Preferred Stock outstanding as of the date hereof (in accordance with the terms thereof in effect as of the date hereof), in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary "weighted average" anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an "at-the-market" offering) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary "preemptive" or "participation" rights) (other than an agreement with (or securities issued to) [•] or any of its affiliates). Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.
(q) Participation Right.  Until the first anniversary of the date no Preferred Shares remain outstanding, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement involving a Variable Rate Transaction unless the Company shall have first complied with this Section 4(q).  The Company acknowledges and agrees that the right set forth in this Section 4(q) is a right granted by the Company, separately, to each Buyer.

    (i)               At least five (5) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Buyer a written notice (each such notice, a "Pre-Notice"), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than:  (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Investor is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing such Buyer that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request.  Upon the written request of a Buyer within three (3) Trading Days after the Company's delivery to such Buyer of such Pre-Notice, and only upon a written request by such Buyer, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Buyer an irrevocable written notice (the "Offer Notice") of any proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with such Buyer in accordance with the terms of the Offer such Buyer's pro rata portion of (I) with respect to any Subsequent Placement that is a Variable Rate Transaction, 100% or (II) with respect to any Subsequent Placement that is not a Variable Rate Transaction, 50%, in each case, of the Offered Securities, provided that the number of Offered Securities which such Buyer shall have the right to subscribe for under this Section 4(q) shall be (x) based on such Buyer's pro rata portion of the aggregate number of Preferred Shares purchased hereunder by all Buyers (the "Basic Amount"), and (y) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the "Undersubscription Amount"), which process shall be repeated until each Buyer shall have an opportunity to subscribe for any remaining Undersubscription Amount.
     (ii)             To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Buyer's receipt of the Offer Notice (the "Offer Period"), setting forth the portion of such Buyer's Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the "Notice of Acceptance").  If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary.  Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Buyer a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Buyer's receipt of such new Offer Notice.

     (iii)           The Company shall have five (5) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Buyer (the "Refused Securities") pursuant to a definitive agreement(s) (the "Subsequent Placement Agreement"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Report of Foreign Issuer on Form 6-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.
    (iv)             In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(q)(iii) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(q)(ii) above multiplied by a fraction, (A) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to this Section 4(q) prior to such reduction) and (B) the denominator of which shall be the original amount of the Offered Securities.  In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(q)(i) above.
(v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Buyer shall acquire from the Company, and the Company shall issue to such Buyer, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 4(q)(iv) above if such Buyer has so elected, upon the terms and conditions specified in the Offer.  The purchase by such Buyer of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Buyer of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Buyer and its counsel.

    (vi)            Any Offered Securities not acquired by a Buyer or other Persons in accordance with this Section 4(q) may not be issued, sold or exchanged until they are again offered to such Buyer under the procedures specified in this Agreement.
    (vii)           The Company and each Buyer agree that if any Buyer elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the "Subsequent Placement Documents") shall include any term or provision whereby such Buyer shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.
     (viii)          Notwithstanding anything to the contrary in this Section 4(q) and unless otherwise agreed to by such Buyer, the Company shall either confirm in writing to such Buyer that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Buyer will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice.  If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Buyer, such transaction shall be deemed to have been abandoned and such Buyer shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.  Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Buyer with another Offer Notice and such Buyer will again have the right of participation set forth in this Section 4(q).  The Company shall not be permitted to deliver more than one such Offer Notice to such Buyer in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 4(q)(ii).
     (i)              The restrictions contained in this Section 4(q) shall not apply in connection with the issuance of any (a) Excluded Securities, (b) shares of Common Stock or Convertible Securities issued pursuant to strategic mergers or acquisitions of other assets or businesses, or strategic licensing or development transactions; provided that (x) the primary purpose of such issuance is not to raise capital as determined in good faith by the Buyers, (y) the purchaser or acquirer of such shares of Common Stock in such issuance solely consists of either (1) the actual participants in such strategic licensing or development transactions, (2) the actual owners of such assets or securities acquired in such merger or acquisition or (3) the shareholders, partners or members of the foregoing Persons, and (z) the number or amount (as the case may be) of such shares of Common Stock issued to such Person by the Company shall not be disproportionate to such Person's actual participation in such strategic licensing or development transactions or ownership of such assets or securities to be acquired by the Company (as applicable) or (c) shares of Common Stock or Convertible Securities issued to lenders or other institutional investors in any arm's length transaction providing non-convertible debt financing to the Company or its Subsidiary.  The Company shall not circumvent the provisions of this Section 4(q) by providing terms or conditions to one Buyer that are not provided to all.

(r) Dilutive Issuances.  For so long as any Preferred Shares, Warrants or Preferred Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in each Statement of Designations) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Preferred Shares, or exercise of any Warrant, as applicable, any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Preferred Shares, or exercise of any Warrant, as applicable, without breaching the Company's obligations under the rules or regulations of the Principal Market.
(s) Passive Foreign Investment Company.  The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.
(t) Restriction on Redemption and Cash Dividends.  So long as any Preferred Shares are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Buyers (other than as required by any Statement of Designations or any shares of Preferred Stock outstanding as of the date hereof (in accordance with the terms thereof in effect as of the date hereof or redemptions with respect to the Company's Series D Preferred Shares)).
(u) Corporate Existence.  So long as any Buyer beneficially owns any Preferred Shares or Preferred Warrants, the Company shall not be party to any Fundamental Transaction (as defined in each Statement of Designations) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in each Statement of Designations and the Preferred Warrants.
(v) Stock Splits.  Until the Preferred Shares and all preferred shares issued pursuant to any Statement of Designations are no longer outstanding, the Company shall not effect any stock combination, reverse stock split or other similar transaction (or make any public announcement or disclosure with respect to any of the foregoing) without the prior written consent of the Required Holders (as defined below) unless such transaction is required to maintain the Company's listing on the Principal Market.
(w) Conversion and Exercise Procedures.  Each of the forms of Notice of Exercise included in the Preferred Warrants and the Warrants, respectively, and the form of Notice of Conversion included in the applicable Statement of Designations set forth the totality of the procedures required of the Buyers in order to exercise the Preferred Warrants and/or the Warrants or convert the Preferred Shares.  No legal opinion or other information or instructions shall be required of the Buyers to exercise their Preferred Warrants or their Warrants or convert their Preferred Shares.  The Company shall honor exercises of the Preferred Warrants and Warrants and conversions of the Preferred Shares and shall deliver the Conversion Shares, Warrant Shares and Warrant Preferred Shares in accordance with the terms, conditions and time periods set forth in the applicable Statement of Designations, Warrants and the Preferred Warrants, respectively.

(x) Regulation M.  The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.
(y) Closing Documents.  On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Kelley Drye & Warren, LLP a complete closing set of the executed Transaction Documents, Securities and any other document required to be delivered to any party pursuant to Section 7 hereof or otherwise.
5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.
(a) Register. The Company shall maintain at its principal executive offices or with the Transfer Agent (or at such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Common Shares, the Preferred Shares and the Preferred Warrants and the Warrants in which the Company shall record the name and address of the Person in whose name the Common Shares, the Preferred Shares, the Warrants and the Preferred Warrants have been issued (including the name and address of each transferee), the number of Common Shares held by such Person, the number of Preferred Shares held by such Person, the number of Warrant Shares issuable upon exercise of the Warrants held by such Person and the number of Warrant Preferred Shares issuable upon exercise of the Preferred Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.
(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Transfer Agent and any subsequent transfer agent in a form acceptable to each of the Buyers (the "Irrevocable Transfer Agent Instructions") to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Common Shares, the Warrant Shares and the Conversion Shares  in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or the exercise of the Warrants (as the case may be). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b) will be given by the Company to the Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents.  If a Buyer effects a sale, assignment or transfer of the Securities, the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves the Conversion Shares, the Transfer Agent shall issue such shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(c) below.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.  The Company shall cause its counsel to issue each legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Transfer Agent as follows: (i) at the Closing with respect to the Common Shares, (ii) upon each conversion of the Preferred Shares (unless the  issuance of Conversion Shares is covered by a prior legal opinion previously delivered to the Transfer Agent), (iii) upon each exercise of a Warrant (unless the  issuance of Warrant Shares is covered by a prior legal opinion previously delivered to the Transfer Agent) and (iv) on each date a registration statement with respect to the issuance of any of the Securities is declared effective by the SEC.  Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinions or the removal of any legends on any of the Securities shall be borne by the Company.

(c) Legends.  Certificates and any other instruments evidencing the Securities shall not bear any restrictive or other legend.
(d) FAST Compliance.  While any Preferred Shares, Warrants or Preferred Warrants remain outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.
6.	CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
(a) The obligation of the Company hereunder to issue and sell the Common Shares, the Initial Preferred Shares, the Warrants and the Preferred Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:
     (i)              Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.
     (ii)             Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of the lead Buyer, the amounts withheld pursuant to Section 4(j)) for the Common Shares, the Initial Preferred Shares, the Warrants and the Preferred Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Flow of Funds Letter.
     (iii)           The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.	CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.
(a) The obligation of each Buyer hereunder to purchase its Common Shares, its Initial Preferred Shares, its Warrants and its Preferred Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:
     (i)             The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer (A) such aggregate number of Common Shares set forth across from such Buyer's name in column (3) of the Schedule of Buyers, (B) a Series E-1 Preferred Warrant (initially for such aggregate number of Warrant E-1 Preferred Shares as is set forth across from such Buyer's name in column (5) of the Schedule of Buyers) being purchased by such Buyer at the Closing pursuant to this Agreement, (C) a Series E-2 Preferred Warrant (initially for such aggregate number of Warrant E-2 Preferred Shares as is set forth across from such Buyer's name in column (6) of the Schedule of Buyers), (D) a Series F-1 Warrant pursuant to which such Buyer shall have the right to initially acquire up to such aggregate number of Series F-1 Warrant Shares as is set forth opposite such Buyer's name in column (2) on the Schedule of Common Warrants, and (E) a Series F-2 Warrant pursuant to which such Buyer shall have the right to initially acquire up to such aggregate number of Series F-2 Warrant Shares as is set forth opposite such Buyer's name in column (3) on the Schedule of Common Warrants.  The Company shall have also delivered to such Buyer evidence, reasonably satisfactory to such Buyer, that a book-entry representing the issuance of such aggregate number of Initial Preferred Shares as is set forth opposite such Buyer's name in column (4) of the Schedule of Buyers has been established on the books and records of the Company at the Transfer Agent.
    (ii)             Such Buyer shall have received the opinion of Seward & Kissel LLP, the Company's counsel, dated as of the Closing Date, in the form reasonably acceptable to such Buyer.
     (iii)           The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form reasonably acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.
     (iv)           The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company issued by the Registrar of Corporations for the Republic of the Marshall Islands as of a date within ten (10) days of the Closing Date.
     (v)             The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation and each Statement of Designations as certified by the Registrar of Corporations for the Republic of the Marshall Islands within ten (10) days of the Closing Date.

     (vi)            The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's board of directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation of the Company (including each Statement of Designations and any other statement of designation then in effect), and (iii) the Bylaws of the Company, each as in effect at the Closing.
     (vii)          Each and every representation and warranty of the Company shall be true and correct in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Buyer shall have received a certificate, duly executed by the Financial Controller of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.
     (viii)         The Company shall have delivered to such Buyer a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding on the Closing Date immediately prior to the Closing.
     (ix)            The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC have been threatened, as of the Closing Date, in writing by the SEC.
    (x)             The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.
    (xi)           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
     (xii)          Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result in a Material Adverse Effect.
     (xiii) The Principal Market shall have completed its review of the related Listing of Additional Shares form.

     (xiv)         Such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Financial Controller of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (the "Flow of Funds Letter").
    From the date hereof to the Closing Date, (i) trading in the Common Stock shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, (ii) at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Buyer, makes it impracticable or inadvisable to purchase the Securities at the Closing
     (xv)          The Registration Statement shall be effective and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to such Buyer the Prospectus and the Prospectus Supplement as required thereunder.
    (xvi)         The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.
8.	TERMINATION.
In the event that the Closing shall not have occurred with respect to a Buyer within five (5) days of the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer's breach of this Agreement and (ii) the abandonment of the sale and purchase of the Common Shares, the Warrants, the Preferred Shares and the Preferred Warrants shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(j) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.	MISCELLANEOUS.
(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. The Company (on behalf of itself and each of its Subsidiaries) hereby appoints the agent for service of process listed in Schedule 9(a), as its agent for service of process in New York.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.  The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the Republic of the Marshall Islands or such other jurisdiction applicable to the Company or any of its Subsidiaries except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Republic of the Marshall Islands or such other jurisdiction applicable to the Company or any of its Subsidiaries.  The Company or any of their respective properties, assets or revenues does not have any right of immunity under Republic of the Marshall Islands or such other jurisdiction applicable to the Company or any of its Subsidiaries or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Republic of the Marshall Islands, or such other jurisdiction applicable to the Company or any of its Subsidiaries, or New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Agreement and the other Transaction Documents.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation."  The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Agreement instead of just the provision in which they are found.
(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).  Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as "interest" under applicable law) exceed amounts permitted under any applicable law.  Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law.  Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents.  For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of "interest" or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer's prior written consent (which may be granted or withheld in such Buyer's sole discretion).  No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer's prior written consent (which may be granted or withheld in such Buyer's sole discretion).  No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, all holders of Preferred Shares, all holders of Warrants or all holders of the Preferred Warrants (as the case may be).  From the date hereof and while any Preferred Shares, Warrants or Preferred Warrants are outstanding, the Company shall not be permitted to receive any consideration from a Buyer or a holder of Preferred Shares, Warrants or Preferred Warrants that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Buyer or holder of Preferred Shares, Warrants or Preferred Warrants in a manner that is more favorable than to other similarly situated Buyers or holders of Preferred Shares, Warrants or Preferred Warrants, as applicable, or (ii) to treat any Buyer(s) or holder(s) of Preferred Shares, Warrants or Preferred Warrants in a manner that is less favorable than the Buyer or holder of Preferred Shares, Warrants or Preferred Warrants that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the Company purchased or sold by any Buyer.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise.  As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer's right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company's representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly qualified by the phrase "except as disclosed in the SEC Documents" or a similar phrase, nothing contained in any of the SEC Documents shall affect such Buyer's right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company's representations and warranties contained in this Agreement or any other Transaction Document.  "Required Holders" means (I) prior to the Closing Date, Buyers entitled to purchase, in the aggregate, at least a majority of the number of Preferred Shares at the Closing and (II) on or after the Closing Date, Buyers that are holders of, in the aggregate, at least a majority of the Underlying Securities as of such time (excluding any Underlying Securities held by the Company or any of its Subsidiaries as of such time) issued or issuable hereunder or pursuant to the Series E-1 Statement of Designations, the Series E-2 Statement of Designations, the Warrants and/or the Preferred Warrants (or Buyers that purchased, in the aggregate, at least a majority of the number of Common Shares hereunder, with respect to any waiver or amendment of Section 4(q)).

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail; or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same.  The addresses, facsimile numbers and e-mail addresses for such communications shall be:
If to the Company:
DryShips Inc.

109 Kifisias Avenue and Sina Street
GR15124, Amaroussion
Greece
 Attention: Dimitris Dreliozis
Facsimile:  +30 210 8090 205
 E-Mail:  finance@dryships.com
With a copy (for informational purposes only) to:
Seward & Kissel LLP
 One Battery Park Plaza
New York, NY  10004
Facsimile:  212-480-8421
Attention:  Gary J. Wolfe, Esq.
 E-Mail:  wolfe@sewkis.com
If to the Transfer Agent:
Attn: Stanley Siekierski
American Stock Transfer & Trust Company, LLC
 6201 15th Avenue
Brooklyn, NY 11219
Telephone:  718.921.8200 ext.6569
Facsimile:  718.765.8711
 E-Mail:  ssiekierski@amstock.com

If to a Buyer, to its address, e-mail address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, with a copy (for informational purposes only) to:
Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178
Telephone:  (212) 808-7540
Facsimile:  (212) 808-7897
Attention:  Michael A. Adelstein, Esq.
 E-mail:   madelstein@kelleydrye.com
or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Kelley Drye & Warren LLP shall only be provided copies of notices sent to the lead Buyer.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail containing the time, date, recipient facsimile number and, with respect to each facsimile transmission, an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Preferred Shares, the Warrants and the Preferred Warrants (but excluding any purchasers of Underlying Securities, unless pursuant to a written assignment by such Buyer).  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Transaction (as defined in the Warrants) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants), a Fundamental Transaction (as defined in the Preferred Warrants) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Preferred Warrants) or a Fundamental Transaction (as defined in each Statement of Designations) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in each Statement of Designations).  In connection with any transfer of any or all of its Securities, a Buyer may assign all, but not less than all, of its rights and obligations hereunder in connection with such Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such transferred Securities.
(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).
(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k) Indemnification.
     (i)             In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (C) any disclosure properly made by such Buyer pursuant to Section 4(l), or (D) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief).   To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     (ii)            Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 9(k), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (A) the Company has agreed in writing to pay such fees and expenses; (B) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (C) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for the Indemnitees. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 9(k), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.
     (iii)           The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days after bills supporting the Indemnified Liabilities are received by the Company.
     (iv)            The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.
(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement.  It is expressly understood and agreed that for all purposes of this Agreement, and without implication that the contrary would otherwise be true, neither transactions nor purchases nor sales shall include the location and/or reservation of borrowable shares of Common Stock.

(m)               Remedies.  Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary's (as the case may be) obligations under the Transaction Documents, any remedy at law would inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.  The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).
(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
(o) Payment Set Aside; Currency1.1. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.  Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars ("U.S. Dollars"), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. "Exchange Rate" means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p) Judgment Currency(c) .
     (i)             If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the "Judgment Currency") an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:
       (1) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date:  or
       (2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(1) being hereinafter referred to as the "Judgment Conversion Date").
     (ii)            If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(1)  above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.
     (iii)           Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.
(q) Independent Nature of Buyers' Obligations and Rights.  The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer's investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.  The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Buyer, solely, and not between the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.
[signature pages follow]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

DRYSHIPS INC.

By:
Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

[•]

By:
Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

Solely with respect to Section 1(f) above, acknowledged and agreed to by:

[•]

By:
Name:
Title:

SCHEDULE 1(f)

Waivers

Any Equity Conditions Failure (as a defined in the Statement of Designations for the Company's Series C Convertible Preferred Stock) related to subsection (vi) of the definition of "Equity Conditions" contained in the Statement of Designations for the Company's Series C Convertible Preferred Stock.

Any Triggering Event (as a defined in the Statement of Designations for the Company's Series C Convertible Preferred Stock) related to subsection (xii) of the definition of "Triggering Event" contained in the Statement of Designations for the Company's Series C Convertible Preferred Stock.

SCHEDULE 3(a)

Subsidiaries

See Exhibit 8.1 to the Company's annual report on Form 20-F for the fiscal year ended December 31, 2015, filed with the SEC on April 27, 2016, except for the following updates.

Deletion the following entities:

1. Ialysos Owning Company Limited;
2. Iason Owning Company Limited;
3. Iokasti Owning Company Limited;
4. Boone Star Owners Inc.;
5. Dalian Star Owners Inc.;
6. Oceantrade Shareholdings Limited;
7. Oceantrade Owners Limited; and
8. Tankships Holdings.

Update to the following entity:

1. Change "Mezzanine Financing Investment III" to "Mezzanine Financing Investment III Ltd."

SCHEDULE 3(d)

1. The Company's Secured Revolving Facility Agreement with Sifnos Shareholders Inc.

2. The Company's existing credit facilities and term loans as described in "Item 5.B—Liquidity and Capital Resources—Existing Credit Facilities/Term Loans" of the Company's annual report on Form 20-F for the fiscal year ended December 31, 2015, filed with the SEC on April 27, 2016.

SCHEDULE 3(e)

The Company currently does not meet the Nasdaq requirement of having its listed securities maintaining a minimum $1 bid price.

SCHEDULE 3(l)

Changes

None

SCHEDULE 3(n)

Conduct of Business and Regulatory Permits

On April 13, 2015, the Company received a bid deficiency notice letter from Nasdaq stating that based upon the closing bid price for the last 30 consecutive business days prior to the letter, the Company no longer meets the Nasdaq requirement of having its listed securities maintaining a minimum $1 bid price. The Company regained compliance with Listing Rule 5550(a)(2) and this matter is closed as of March 24, 2016.

On July 27, 2016, the Company received a bid deficiency letter from Nasdaq stating that based upon the closing bid price for the last 30 consecutive business days prior to the letter, the Company again no longer met the Nasdaq requirement of having its listed securities maintaining a minimum $1 bid price. The Company currently does not meet the Nasdaq requirement of having its listed securities maintaining a minimum $1 bid price.

SCHEDULE 3(r)(iii)

Shares

(A) Common shares issuable pursuant to the Stockholders Rights Agreement, dated January 18, 2008, by and between DryShips Inc. and American Stock Transfer & Trust Company, as Rights Agent.

On October 31, 2016, the Secured Revolving Facility Agreement with Sifnos Shareholders Inc. was amended to increase the maximum available amount by $5.0 million to $75.0 million and to give the Company an option within 365 days to convert $7.5 million of the outstanding loan into Dryships' common shares.

(B) See "Item 7. Major Shareholders and Related Party Transactions―A. Major Shareholders" in the Company's annual report on Form 20-F for the fiscal year ended December 31, 2015, filed with the SEC on April 27, 2016 (as adjusted for the Company's recent 1-for-4 and 1-for-15 reserve stock splits).

SCHEDULE 4(d)

Use of Proceeds

The Company may use some or all of the proceeds to repay indebtedness under one or more of the Company's existing credit facilities described under "Item 5. Operating and Financial Review and Prospects – B. Liquidity and Capital Resources – Existing Credit Facilities / Term Loans" in the Company's Form 20-F for the year ended December 31, 2015 or the Company's Secured Revolving Facility Agreement with Sifnos Shareholders Inc., or refinancing indebtedness related to any of the foregoing, although as of the date hereof the Company has no agreements to do so.

SCHEDULE 9(a)

Agent for Service of Process

Gary J. Wolfe, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)

Buyer	Address and Facsimile Number	Aggregate Number of Common Shares	Aggregate Number of Initial Preferred Shares	Aggregate Number of Warrant E-1 Preferred Shares	Aggregate Number of Warrant E-2 Preferred Shares	Purchase Price	Legal Representative's Address and Facsimile Number

[•]	[•]	100	20,000	30,000	50,000	$20,000,000	Kelley Drye & Warren LLP 101 Park Avenue New York, NY 10178 Telephone: (212) 808-7540 Facsimile: (212) 808-7897 Attention: Michael A. Adelstein, Esq.

Schedule of Common Warrants

(1)	(2)	(3)

Buyer	Aggregate Number of Series F-1 Warrant Shares	Aggregate Number of Series F-2 Warrant Shares

[•]	153,960	218,914